Consent of Independent Registered Public Accounting Firm

 The Board of Directors and Shareholders

JennisonDryden Sector Funds, Inc.: We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Other Service Providers" and "Financial Statements" in the statement of additional information.

KPMG LLP New York, New York

January 26, 2009